UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FSB Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	81-2509654
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

45 South Main Street, Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common stock, par value $0.01 per share	The NASDAQ Stock Market LLC
(Title of each class to be registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-210129

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Description of Capital Stock of FSB Bancorp Following the Conversion,” “Our Dividend Policy” and “Market for the Common Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-210129) (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2016 and amended on April 28, 2016 and May 6, 2016, which is hereby incorporated by reference.  For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on Acquisition of FSB Bancorp” and “Description of Capital Stock of FSB Bancorp Following the Conversion” in the Registration Statement.

Item 2.  Exhibits.

1.
Registration Statement on Form S-1 (File No. 333-210129), initially filed with the SEC on March 11, 2016, as amended on April 28, 2016 and May 6, 2016, is hereby incorporated by reference (the “Registration Statement”).

2.	Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement).

3.	Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement).

4.	Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FSB BANCORP, INC.

Date: July 13, 2016	By:	/s/ Dana C. Gavenda
Dana C. Gavenda
President and Chief Executive Officer